Filed Pursuant to Rule 424(b)(5)

Registration No. 333-221493

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated SEPTEMBER 17, 2020

PRELIMINARY Prospectus Supplement

(to Prospectus dated December 1, 2017)

shares

Common Stock

We are offering               shares of our common stock, $0.0001 par value per share, in this offering.

Our common stock is traded on the Nasdaq Capital Market under the symbol “CKPT.” On September 16, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.24 per share.

The underwriters may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.

	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to Checkpoint, before expenses	$	$

(1) See “Underwriting” beginning on page S-12 of this prospectus supplement for additional information regarding underwriting compensation.

We are an “emerging growth company” as defined under U.S. federal securities laws and will be subject to reduced public company reporting requirements.

We have granted the underwriters an option for a period of 30 days from the closing date of this offering to purchase up to additional shares of our common stock at the public offering price per share set forth above, less underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $     , and the total proceeds to us, before expenses, will be approximately $     million.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock on or about                     , 2020.

H.C. Wainwright & Co.

The date of this prospectus supplement is                  , 2020

Table of Contents

Prospectus Supplement

Prospectus

i

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering.  When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering.  Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our common stock means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy,                 shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. We  have suspended, and during the duration of this offering we are no longer offering, any securities pursuant to the Controlled Equity OfferingSM Sales Agreement by and among the Company, Cantor Fitzgerald & Co., Ladenburg Thalmann & Co. Inc. and H.C. Wainwright & Co., LLC, dated November 9, 2017 (the “Sales Agreement”), and the prospectus supplement filed with the Securities and Exchange Commission on November 9, 2017, relating to the offer and sale of shares of our common stock.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Checkpoint,” the “Company” and similar designations refer to Checkpoint Therapeutics, Inc. This prospectus supplement contains trademarks and trade names of Checkpoint Therapeutics, Inc., including our name and logo. Other service marks, trademarks and trade names referred to in this document are the property of their respective owners.

ii

Special cautionary notice regarding forward-looking statements

Certain matters discussed in this prospectus supplement and the accompanying prospectus may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend” and similar expressions are generally intended to identify forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, those discussed under the caption “Risk Factors” contained in this prospectus supplement, any applicable free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. Such forward-looking statements include, but are not limited to, statements about our:

•	expectations for increases or decreases in expenses;

•	expectations for the clinical and preclinical development, manufacturing, regulatory approval, and commercialization of our pharmaceutical product candidates or any other products we may acquire or in-license;

•	use of clinical research centers and other contractors;

•	expectations as to the timing of commencing or completing preclinical and clinical trials and the expected outcomes of those trials, including the novel coronavirus (COVID-19) pandemic’s or other crises’ potentials to negatively affect the hospitals and clinical sites in which we may conduct any of our clinical trials, and patients’ willingness to access those sites to continue the trials, which could have a material adverse effect on our business, our results of operations or our financial condition;

•	intention to use data from our ongoing Phase 1 clinical trial of cosibelimab to support the submissions of one or more U.S. Biologics License Applications and relatedly, our assumption that exclusively foreign clinical data may be acceptable to support marketing approval under Food and Drug Administration regulations;

•	expectations for incurring capital expenditures to expand our research and development and manufacturing capabilities;

•	expectations for generating revenue or becoming profitable on a sustained basis;

•	expectations or ability to enter into marketing and other partnership agreements;

•	expectations or ability to enter into product acquisition and in-licensing transactions;

•	expectations or ability to build our own commercial infrastructure to manufacture, market and sell our product candidates;

•	expectations for the acceptance of our products by doctors, patients or payors;

•	ability to compete against other companies and research institutions;

•	ability to secure adequate protection for our intellectual property;

•	ability to attract and retain key personnel;

•	ability to obtain reimbursement for our products;

•	estimates of the sufficiency of our existing cash and cash equivalents and investments to finance our operating requirements, including expectations regarding the value and liquidity of our investments;

•	the volatility of our stock price and the equity markets;

•	market volatility and business operation changes brought on by pandemic outbreaks, such as the COVID-19 pandemic;

•	expected losses; and

•	expectations for future capital requirements.

The forward-looking statements contained in this prospectus supplement and the accompanying prospectus reflect our views and assumptions only as of the date of this prospectus supplement and the accompanying prospectus, respectively. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Except as required by law, we assume no responsibility for updating any forward-looking statements. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission, or the SEC, after the date of this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We qualify all of our forward-looking statements by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

iii

Summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the ‘‘Risk Factors’’ sections contained in this prospectus supplement and the documents incorporated by reference herein, our consolidated financial statements and the related notes and the other documents incorporated by reference herein.

Our business

We are a clinical-stage immunotherapy and targeted oncology company focused on the acquisition, development and commercialization of novel treatments for patients with solid tumor cancers. We are evaluating our lead antibody product candidate, cosibelimab, an anti-programmed death-ligand 1 (“PD-L1”) antibody licensed from the Dana-Farber Cancer Institute, in an ongoing global, open-label, multicohort Phase 1 clinical trial in checkpoint therapy-naïve patients with selected recurrent or metastatic cancers, including ongoing cohorts in locally advanced and metastatic cutaneous squamous cell carcinoma intended to support one or more applications for marketing approval. In addition, we are evaluating our lead small-molecule, targeted anti-cancer agent, CK-101, a third-generation epidermal growth factor receptor (“EGFR”) inhibitor, as a potential new treatment for patients with EGFR mutation-positive non-small cell lung cancer (“NSCLC”).

We have also entered into various collaboration agreements with TG Therapeutics, Inc. (“TGTX”), a related party, to develop and commercialize certain assets in connection with our licenses in the field of hematological malignancies, while we retain the right to develop and commercialize these assets in solid tumors.

To date, we have not received approval for the sale of any product candidate in any market and, therefore, have not generated any product sales from any product candidates. In addition, we have incurred substantial operating losses since our inception, and expect to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of June 30, 2020, we have an accumulated deficit of $128.0 million.

We are a majority-controlled subsidiary of Fortress Biotech, Inc. (“Fortress”).

Our products under development

Immuno-Oncology Agents

Cosibelimab (Anti-PD-L1) Program

Cosibelimab (formerly referred to as CK-301) is a fully-human monoclonal antibody of IgG1 subtype that directly binds to PD-L1 and blocks the PD-L1 interaction with the Programmed Death Receptor-1 (“PD-1”) and B7.1 receptors. Cosibelimab’s primary mechanism of action is based on the inhibition of the interaction between PD-L1 and its receptors PD-1 and B7.1, which removes the suppressive effects of PD-L1 on anti-tumor CD8+ T-cells to restore the cytotoxic T cell response.

Numerous preclinical and clinical studies of third-parties have demonstrated that antibodies that block the interaction of PD-1 with its ligands, PD-L1 and PD-L2, or those that block only the interaction of PD-L1 with PD-1 can augment anti-tumor T-cell responses and lead to complete and lasting tumor eradication in a certain proportion of patients. Confirmed overall response rates (“ORRs”) in the labels for the Food and Drug Administration (“FDA”) approved PD-1 and PD-L1 blocking antibodies were cited in the 20-45% range based on clinical trials in patients with metastatic melanoma and NSCLC. Potent therapeutic anti-tumor responses due to blocking of PD-1/PD-L1 interaction have been demonstrated by these approved products in patients with various solid tumors including, but not limited to, NSCLC, melanoma, RCC, head and neck cancer, cutaneous squamous cell carcinoma (“CSCC”) and urothelial carcinoma.

We are developing cosibelimab in solid tumor oncology indications where studies of other PD-1/PD-L1 antibodies have shown to be effective. We licensed the exclusive worldwide rights to certain anti-PD-L1 antibodies from Dana-Farber Cancer Institute in March 2015. Also in March 2015, we entered into a Global Collaboration Agreement with TGTX, a related party, to develop and commercialize anti-PD-L1 antibodies in the field of hematological malignancies. We retain the right to develop and commercialize our anti-PD-L1 antibodies in solid tumors. We believe that cosibelimab has the potential to be effective in many oncological indications as a monotherapy or in combination with other anti-tumor immune response potentiating compounds and targeted therapies.

We commenced a Phase 1 multi-center clinical study for cosibelimab in October 2017. The study is evaluating the safety and tolerability of ascending doses of cosibelimab in checkpoint therapy-naïve patients with selected recurrent or metastatic cancers. Following completion of dose escalation in March 2018, multiple dose expansion cohorts were initiated. In September 2020, we announced updated interim results from our ongoing Phase 1 clinical trial of cosibelimab. The data were presented in a poster presentation at the ESMO Virtual Congress 2020. We continue to enroll CSCC patients to support one or more biologics license application (“BLA”) submissions to the FDA for cosibelimab based on this ongoing clinical trial. The primary endpoint is ORR, and secondary endpoints include duration of response, progression-free survival (“PFS”), and overall survival.

CK-302 (Anti-GITR) Program

Our anti-GITR monoclonal antibody, CK-302, is a fully human agonistic antibody that is designed to bind to and trigger signaling in GITR expressing cells. Scientific literature indicates that GITR is a co-stimulatory molecule of the TNF receptor family and is expressed on activated T cells, B cells, natural killer (“NK”) and regulatory T-cells (“Treg”). As a co-stimulatory molecule, GITR engagement increases proliferation, activation, and cytokine production of CD4+ and CD8+ T-cells. We believe our anti-GITR monoclonal antibody has the potential to abrogate immunosuppressive activity of natural Treg on expansion of T-effector cells. GITR-specific agonistic monoclonal antibodies under development by third parties have been shown to induce tumor regression in vivo through the activation of CD4+ T-cells, CD8+ T-cells and NK cells in a number of tumor models.

We are developing CK-302 for oncology indications where scientific literature supports the potential for an anti-GITR to be effective. We licensed the exclusive worldwide rights to anti-GITR antibodies from Dana-Farber Cancer Institute in March 2015. Also in March 2015, we entered into a Global Collaboration Agreement with TGTX to develop and commercialize anti-GITR antibodies in the field of hematological malignancies. We retain the right to develop and commercialize anti-GITR antibodies in solid tumors. We believe that an anti-GITR antibody has the potential to be effective in many oncological indications as a monotherapy or in combination with an anti-PD-L1 or anti-CAIX antibody as well as other anti-tumor immune response potentiating compounds and targeted therapies.

Currently, we are in preclinical development for this program.

Targeted Anti-Cancer Agents

CK-101 (also known as RX518) EGFR Inhibitor Program

We are developing CK-101 as an oral, third-generation, irreversible kinase inhibitor against selective mutations of EGFR. Activating mutations in the tyrosine kinase domain of EGFR such as L858R and exon 19 deletion are found in approximately 20% of patients with advanced NSCLC. Compared to chemotherapy, first-generation EGFR inhibitors significantly improved ORR and progression-free survival in previously untreated NSCLC patients carrying EGFR mutations. However, tumor progression could develop due to resistance mutations, often within months of treatment with first-generation EGFR inhibitors.

The EGFR T790M “gatekeeper” mutation is the most common resistance mutation found in patients treated with first-generation EGFR inhibitors. The mutation decreases the affinity of first-generation inhibitors to EGFR kinase domain, rendering the drugs ineffective. Second-generation EGFR inhibitors have improved in vitro potency against the T790M mutation, but have not provided meaningful benefits in NSCLC patients due to toxicity from also inhibiting wild-type EGFR.

Third-generation EGFR inhibitors are designed to be highly selective against the EGFR T790M mutation with minimal inhibition of wild-type EGFR, thereby improving tolerability and safety profiles. In November 2015, Tagrisso ® (osimertinib), a third-generation EGFR tyrosine kinase inhibitor ("TKI") developed by AstraZeneca plc that specifically targets the EGFR activating and T790M resistance mutations, received accelerated FDA approval for the treatment of patients with metastatic EGFR T790M mutation-positive NSCLC who have progressed on or after receiving EGFR TKI therapy. Tagrisso received full approval from the FDA in 2017 based on data from a randomized, Phase 3 trial, in which Tagrisso significantly improved PFS versus platinum-based doublet chemotherapy, providing 10.1 months of median PFS compared to 4.4 months from chemotherapy.

In addition, third-generation inhibitors may also inhibit EGFR activating mutations seen in first-line NSCLC patients and have shown efficacy in monotherapy studies. In April 2018, Tagrisso received FDA approval for the first-line treatment of NSCLC patients with EGFR mutations based on data from a randomized, Phase 3 trial, in which Tagrisso significantly improved PFS versus first-generation EGFR inhibitors, providing 18.9 months of median PFS compared to 10.2 months from EGFR TKI comparators erlotinib or gefitinib.

We are developing CK-101 for the treatment of NSCLC patients carrying the susceptible EGFR mutations. These include EGFR L858R and exon 19 deletion mutations in first-line NSCLC patients as well as the EGFR T790M mutation in second-line NSCLC patients. We believe that CK-101 has the potential to be effective in these oncological indications as a monotherapy or in combination with other anti-tumor immune response potentiating compounds.

In March 2015, Fortress entered into an exclusive license agreement with NeuPharma, Inc., which agreement was assigned to us by Fortress on the same date, to develop and commercialize novel covalent third-generation EGFR inhibitors on a worldwide basis outside of certain Asian countries. In August 2016, the FDA accepted our IND application and we initiated a Phase 1/2 clinical trial in September 2016. The trial is evaluating the safety and tolerability of ascending doses of CK-101 in patients with advanced solid tumors to determine the maximum tolerated dose and the safety and efficacy of CK-101 in patients with EGFR mutation-positive NSCLC. In September 2018, we announced preliminary interim data from our ongoing clinical trial of CK-101. The data were presented in an oral presentation at the International Association for the Study of Lung Cancer 19th World Conference on Lung Cancer in Toronto. The trial is ongoing to identify the optimal dose to maximize therapeutic effect, following which a Phase 3 trial is planned to initiate in treatment-naïve EGFR mutation-positive NSCLC patients.

CK-103 BET Inhibitor Program

We are developing CK-103, a novel, selective and potent small molecule inhibitor of BET bromodomains. CK-103 binds to the first and second bromodomains (BD1, BD2) of the BET protein family, BRD2, BRD3, BRD4, and BRDT. A bromodomain is an amino acid protein domain that recognizes acetylated-lysine. The binding of the drug prevents interaction between BET proteins and both acetylated histones and transcription factors. Therefore, BET proteins, such as BRD4, are considered potential therapeutic targets in cancer, as they may play a pivotal role in regulating the transcription of key regulators of cancer cell growth and survival, including the c-Myc oncogene. BRD4 is often required for expression of c-Myc. Scientific literature has shown that small molecule inhibition of BET bromodomains may lead to selective killing of tumor cells across a broad range of hematologic malignancies and certain targeted solid tumors. We plan to develop CK-103 for the treatment of various advanced and metastatic solid tumor cancers, including, but not limited to, those associated with elevated c-Myc expression.

In May 2016, we entered into an exclusive license agreement with Jubilant Biosys Limited to develop and commercialize novel compounds that inhibit BET bromodomains on a worldwide basis. Also in May 2016, we entered into a Sublicense Agreement with TGTX to develop and commercialize CK-103 in the field of hematological malignancies. We retain the right to develop and commercialize CK-103 in solid tumors. We completed the required CMC, pharmacology and toxicology activities that we believe will support an IND application filing.

Anti-CAIX Research Program

Our anti-carbonic anhydrase IX (“CAIX”) antibody is a fully human preclinical antibody designed to recognize CAIX expressing cells and kill them via antibody-dependent cell-mediated cytotoxicity (“ADCC”) and complement-dependent cytotoxicity (“CDC”). Scientific literature indicates that CAIX is a well characterized tumor associated antigen with expression almost exclusively limited to the cells of renal cell carcinoma (“RCC”). More than 85% of RCC cases have been demonstrated to express high levels of CAIX expression. There is very limited expression of this antigen on healthy tissue which we believe will limit reactivity of this antibody against healthy tissues.

In 2015, preclinical data were published in the peer-reviewed journal, Molecular Cancer, that demonstrated that our anti-CAIX antibodies could trigger killing of CAIX-positive human RCC cell lines in tissue culture via ADCC and CDC. The killing activity correlated positively with the level of CAIX expression on RCC tumor cell lines. In addition, the study demonstrated that our anti-CAIX antibodies inhibited growth of CAIX-positive tumors in a mouse xenograft model as well as led to the activation of T-cells and NK cells.

We plan to develop an anti-CAIX antibody for the treatment of patients with RCC in combination with an anti-PD-L1 and/or anti-GITR antibody as well as potentially other anti-tumor immune response potentiating compounds and/or targeted therapies.

We licensed the exclusive worldwide rights to certain anti-CAIX antibodies from Dana-Farber Cancer Institute in March 2015. Currently, we are in preclinical development for this program.

Company information

Our principal executive offices are located at 2 Gansevoort St., 9th Floor, New York, New York 10014, and our telephone number is (781) 652-4500. We maintain a website on the Internet at www.checkpointtx.com and our e-mail address is ir@checkpointtx.com. Our internet website, and the information contained on it, are not to be considered part of this prospectus supplement or the accompanying prospectus. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The offering

Issuer	Checkpoint Therapeutics, Inc.
Common stock offered by us	shares
Common stock to be outstanding after the offering	shares (or up to shares if the underwriters exercise their option to purchase additional shares)
Option to purchase additional shares	We have granted the underwriters an option for a period of up to 30 days from the closing date of this offering to purchase up to an aggregate of additional shares of our common stock at the public offering price per share, set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.
Use of Proceeds	We intend to use the net proceeds of this offering for development, regulatory and commercial preparation activities relating to cosibelimab, and for general corporate purposes. See “Use of Proceeds” on page S-10.
Risk Factors	See “Risk Factors” beginning on page S-6 and in the documents incorporated by reference into this prospectus supplement for a discussion of factors that you should consider before buying shares of our common stock.
Nasdaq Capital Market Symbol	CKPT

The number of shares of common stock to be outstanding after the offering is based on 57,980,004 shares of common stock and Class A common stock outstanding as of June 30, 2020.

The number of shares of common stock to be outstanding after this offering does not take into account, as of June 30, 2020:

•	4,104,705 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.98 per share;

•	200,000 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $3.30 per share;

•	an aggregate of 4,348,465 shares of common stock reserved for future issuance under our incentive plan; and

•	shares of common stock, representing 2.5% of the gross amount of the offering, which will be issued to Fortress immediately following the offering under the terms of the Founder’s Agreement between the Company and Fortress.

Further, the number of shares of common stock to be outstanding after this offering does not take into account 2,161,062 shares of common stock sold under the Sales Agreement since June 30, 2020, and 54,023 shares of common stock issued to Fortress pursuant to those sales since June 30, 2020.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to additional                         shares of our common stock.

Risk factors

Investment in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 11, 2020, and our Quarterly Reports, as filed with the SEC on May 7, 2020, and August 6, 2020, respectively, which are incorporated herein by reference in their entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks related to this offering

Future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

In connection with this offering, we, our directors and officers, and certain of our significant stockholders have entered into lock-up agreements for a period of 90 days following the date of this prospectus supplement (which period may be extended under certain circumstances). We and our directors, officers and certain of our significant stockholders may be released from lock-up prior to the expiration of the lock-up period at the sole discretion of H.C. Wainwright & Co., LLC. See “Underwriting.” Upon expiration or earlier release of the lock-up, we and our directors and officers may sell shares into the market, which could adversely affect the market price of shares of our common stock.

Future issuances of common stock could further depress the market for our common stock.

If we make one or more significant acquisitions in which the consideration includes stock or other securities, our stockholders’ holdings may be significantly diluted. In addition, stockholders’ holdings may also be diluted if we enter into arrangements with third parties permitting us to issue shares of common stock in lieu of certain cash payments upon the achievement of milestones.

Our stock price can be volatile, which increases the risk of litigation, and may result in a significant decline in the value of your investment.

The trading price of our common stock has been and is likely to continue to be highly volatile and subject to wide fluctuations in price in response to various factors, many of which are beyond our control. These factors include:

•	announcements relating to the clinical development of our product candidates;

•	announcements concerning the progress of our efforts to obtain regulatory approval for and commercialize our product candidates or any future product candidate, including any requests we receive from the FDA, or comparable regulatory authorities outside the United States, for additional studies or data that result in delays in obtaining regulatory approval or launching these product candidates, if approved;

•	the depth and liquidity of the market for our common stock;

•	investor perceptions about us and our business;

•	market conditions in the pharmaceutical and biotechnology sectors or the economy as a whole, which may be impacted by economic or other crises or external factors, including the effects of the COVID-19 pandemic on the global economy;

•	price and volume fluctuations in the overall stock market;

•	the failure of one or more of our product candidates or any future product candidate, if approved, to achieve commercial success;

•	developments concerning product development results or intellectual property rights of others;

•	litigation or public concern about the safety of our potential products;

•	announcements of the introduction of new products by us or our competitors;

•	actual fluctuations in our quarterly operating results, and concerns by investors that such fluctuations may occur in the future;

•	deviations in our operating results from the estimates of securities analysts or other analyst comments;

•	developments concerning current or future strategic collaborations;

•	discussion of us or our stock price by the financial and scientific press and in online investor communities;

•	health care reform legislation, including measures directed at controlling the pricing of pharmaceutical products, and third-party coverage and reimbursement policies; and

•	additions to or departures of key personnel.

In addition, equity markets in general, and the market for biotechnology and life sciences companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies traded in those markets. These broad market and industry factors may materially affect the market price of our common stock, regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs to defend such claims and divert management’s attention and resources, which could seriously harm our business.

We have broad discretion to use the net proceeds from this offering and our investment of these proceeds pending any such use may not yield a favorable return.

We intend to use the net proceeds from this offering for general corporate purposes and the continued development, regulatory and commercial preparation activities relating to cosibelimab. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending any such uses, we plan to invest the net proceeds of this offering in short-term and long-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

We are subject to new legislation, regulatory proposals and managed care initiatives that may increase our costs of compliance and adversely affect our ability to market our products, obtain collaborators and raise capital.

In both the United States and certain foreign countries, there have been a number of legislative and regulatory changes or proposed changes to the healthcare system, many of which have focused on prescription drug pricing and lowering overall healthcare costs, that could impact our ability to sell our products profitably. We expect prescription drug pricing and other healthcare costs to continue to be subject to intense political and social pressures on a global basis.

Most recently, in July 2020, President Trump signed four Executive Orders directing the Department of Health and Human Services (HHS) to take several steps to lower costs on prescription drugs. Many of the policy changes included in the Executive Orders were proposed in President Trump’s May 2018 Blueprint to Lower Drug Prices and Reduce Out-of-Pocket Costs. The Executive Orders cover a range of policies, including but not limited to (i) tying the prices paid by the U.S. government (e.g., Medicare) for drugs and biological products to prices paid in other countries; (ii) ensuring that rebates that drug makers pay to pharmacy benefit managers and insurers in the Medicare Part D program get passed directly to patients when they purchase a medication, so long as the change is not projected to increase Federal spending, Medicare beneficiary premiums or patients’ total out-of-pocket costs; and (iii) allowing states, wholesalers and pharmacies to import FDA-approved drugs from Canada and other countries and sell them in the U.S. if the FDA deems them safe. Many of these policy proposals have been considered in recent legislative and regulatory proposals. The impact and timing of these Executive Orders is uncertain, as the directives contained therein would require agency rulemaking and implementation. These policy proposals, if implemented, could significantly impact the pharmaceutical industry in the U.S. and adversely affect our ability to generate revenues or commercialize our product candidates in the U.S.

You will experience immediate and substantial dilution.

Since the public offering price of the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs.

Fortress will continue to control a voting majority of our common stock following the offering.

Pursuant to the terms of the Class A common stock held by Fortress, Fortress is entitled to cast, for each share of Class A common stock held by Fortress, the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of the shares of outstanding common stock and the denominator of which is the number of shares of outstanding Class A common stock, which as of June 30, 2020, is in excess of 50% of the voting power. Accordingly, as long as Fortress owns any shares of Class A common stock, it will be able to control or significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. The consummation of this offering will not impact Fortress’s holdings of Class A Common Stock, so Fortress will continue to be able to exercise such control and influence over the Company. The interests of Fortress may not always coincide with the interests of other stockholders, and Fortress may take actions that advance its own interests and are contrary to the desires of our other stockholders. Moreover, this concentration of voting power may delay, prevent or deter a change in control of us even when such a change may be in the best interests of all stockholders, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of Checkpoint or our assets, and might affect the prevailing market price of our common stock.

Fortress has the right to receive a significant grant of shares of our common stock annually and upon the closing of this offering, which will result in the dilution of your holdings of common stock, which could reduce their value.

Under the terms of a founders agreement between us and Fortress, Fortress has the right to receive (i) an annual grant of shares of our common stock equal to 2.5% of the fully-diluted outstanding equity at the time of issuance, on January 1 of each year and (ii) a grant of shares of our common stock equal to 2.5% of the gross amount of any equity or debt financing, payable within five business days of closing of such financing. Both the annual issuance of shares to Fortress and the issuance of                  shares to Fortress due within five days of the closing of this offering may result in a reduction in the value of your shares.

Use of proceeds

The net proceeds to us from the sale of                 shares of our common stock will be approximately $         million, or approximately $         million if the underwriters exercise in full their option to purchase                 additional shares of common stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering:

•	for development, regulatory and commercial preparation activities relating to cosibelimab; and

•	for general corporate purposes.

The timing and amounts of our actual expenditures will depend on several factors, including the progress of and results from our research and development programs, the results of other pre-clinical and clinical studies and the timing, costs of regulatory approvals and the costs of establishing a commercial organization to sell, market and distribute our product candidates. Pending the uses described above, we will invest the net proceeds in short-term and long-term, investment grade, interest-bearing securities, certificates of deposit or government securities.

Dividend Policy

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors.

Dilution

Purchasers of the shares offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of the common stock they purchase. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of the outstanding shares of our common stock. Our net tangible book value as of June 30, 2020 was approximately $14,974,000, or approximately $0.26 per share of our common stock.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of shares of common stock in this offering at the public offering price of $       per share, and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $   , or $     per share of common stock. This represents an immediate increase in net tangible book value of $       per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $       per share of common stock to purchasers in this offering. The following table illustrates this per share dilution:

Public offering price per share		$
Net tangible book value per share as of June 30, 2020	$0.26
Increase per share attributable to this offering	$
As adjusted net tangible book value per share as of June 30, 2020 after this offering		$
Dilution per share to new investors participating in this offering		$

The above table is based on 57,980,004 shares of common stock and Class A common stock outstanding as of June 30, 2020 and excludes, as of that date:

•	4,104,705 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.98 per share;

•	200,000 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $3.30 per share;

•	an aggregate of 4,348,465 shares of common stock reserved for future issuance under our incentive plan; and

•	shares of common stock, representing 2.5% of the gross amount of the offering, which will be issued to Fortress immediately following the offering under the terms of the Founder’s Agreement between the Company and Fortress.

Further, the number of shares of common stock to be outstanding after this offering does not take into account 2,161,062 shares of common stock sold under the Sales Agreement since June 30, 2020, and 54,023 shares of common stock issued to Fortress pursuant to those sales since June 30, 2020.

If the underwriters exercise in full their option to purchase                 additional shares of our common stock, the as adjusted net tangible book value after this offering would be $        per share, representing an increase in net tangible book value of $         per share to existing stockholders and immediate dilution in net tangible book value of $         per share to purchasers in this offering.

The foregoing table does not give effect to the exercise of any outstanding options or warrants or the issuance to Fortress. To the extent options and warrants are exercised, there may be further dilution to new investors. The issuance to Fortress will cause further dilution to new investors.

Underwriting

Pursuant to the underwriting agreement with H.C. Wainwright & Co., LLC, or the representative, as representative of the underwriters named below, we have agreed to issued and sell, and the underwriters have, severally and not jointly, agreed to purchase, the number of shares of common stock listed opposite its name below, less the underwriting discounts, on the closing date, subject to the terms and conditions contained in the underwriting agreement. The underwriting agreement provides that the obligations of the underwriters are subject to certain customary conditions precedent, representations and warranties contained therein.

Underwriter	Number of Shares
H.C. Wainwright & Co., LLC

Pursuant to the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the underwriters’ option to purchase additional shares of common stock described below. The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Discounts, Commissions and Expenses

The underwriters may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on The Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriters purchase shares from us and the price at which the underwriters resell such shares may be deemed underwriting compensation. If the underwriters effect such transactions by selling shares of common stock to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to the underwriters an option to purchase up to an additional                 shares of common stock (up to 15% of the shares of common stock in this offering) at the public offering price, less the underwriting discounts and commissions. The option is exercisable for 30 days from the closing date of this offering.

Any shares sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $                 per share.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Per Share	Total Without Option	Total with Option
Public offering price	$	$
Underwriting discounts and commissions payable by us	$	$
Proceeds, before expenses, to us	$	$

We have agreed to reimburse the expenses of the representative, including its legal fees, in the non-accountable sum of $75,000 in connection with this offering and $12,900 for the clearing expenses of the representative in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed to not sell any shares of our common stock or any securities convertible into or exercisable or exchangeable into share of common stock, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement unless we obtain a prior written consent of the representative. This consent may be given at any time without public notice, and the representative may consent in its sole discretion. The exceptions to the restriction include, among other things, filing of a new shelf registration statement solely to replace the current registration statement which will expire in December 2020, of which this prospectus supplement forms a part, following the 30th day after the date of this prospectus supplement; and issuance of any shares of our capital stock or securities convertible into shares of our capital stock that are issued as consideration in an acquisition, merger or similar strategic transaction approved by a majority of the disinterested directors, provided that such securities are issued as “restricted securities” as defined in Rule 144 and carry no registration rights that require or permit the filing of any registration statement in connection therewith within ninety (90) days after the date of this prospectus, and provided that any such issuance shall only be to a person providing us business synergies and additional benefits in addition to the investment of funds, but shall not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

In addition, each of our directors and executive officers has entered into a lock-up agreement with the representative. Under the lock-up agreements, subject to certain limited circumstances, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, or publicly announce any intention to do any of the foregoing, unless such directors and executive officers obtain prior written consent of the representative for a period of 90 days from the date of this prospectus supplement. This consent may be given at any time without public notice, and the representative may consent in its sole discretion. Such lock-up restriction does not apply to any shares of common stock acquired in this offering by our directors and executive officers.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the representative may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in connection with our common stock.

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum.

Overallotment transactions involve sales by the representative of shares of common stock in excess of the number of shares the representative is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the representative is not greater than the number of shares that it may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The representative may close out any short position by exercising its option to purchase additional shares and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the representative is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the representative makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the representative also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Other Relationships

From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. The representative served as our lead manager in connection with a registered public offering closed in March 2018 and a registered public offering closed in November 2019, for which it received compensation. The representative also serves as one of the sales agents pursuant to a Controlled Equity OfferingSM sales agreement, dated November 9, 2017, with Cantor Fitzgerald & Co., Ladenburg Thalmann & Co. Inc. and the representative, relating to the sale of shares of common stock, pursuant to which we pay the agents a sales commission.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Nasdaq Capital Market listing

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “CKPT.”

Legal matters

Alston & Bird LLP, New York, New York, has passed upon certain legal matters regarding the shares offered by this prospectus supplement. Haynes and Boone, LLP, New York, New York is acting as counsel for the underwriters in connection with certain legal matters related to this offering.

Experts

The financial statements as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC, free of charge, from our Internet website found at www.checkpointtx.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus. Our stock is quoted on the Nasdaq Capital Market under the symbol “CKPT.”

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	Our Description of Securities on Form 8-A filed on June 22, 2017, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 11, 2020;

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 11, 2020;

•	The information contained in our definitive proxy statement on Schedule 14A for our 2020 annual meeting of stockholders, filed with the SEC on April 24, 2020, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 11, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 7, 2020 and August 6, 2020, respectively; and

•	Our Current Reports on Form 8-K filed with the SEC on April 21, 2020, June 4, 2020, September 17, 2020 and September 17, 2020.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the related prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus supplement and the related prospectus, but not delivered with this prospectus supplement and the related prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 2 Gansevoort St., 9th Floor, New York, New York 10014, Attn: Chief Financial Officer, or by calling (718) 652-4500.

PROSPECTUS

$100,000,000

Common Stock
Warrants
Debt Securities
Units

We may offer and sell an indeterminate number of shares of our common stock from time to time under this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer our common stock in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell our common stock through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock are listed for trading on the Nasdaq Capital Market under the symbol CKPT.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will therefore be subject to reduced reporting requirements.

Investing in our common stock involves risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2017

i

CHECKPOINT THERAPEUTICS, INC.

We are a clinical-stage, immuno-oncology biopharmaceutical company focused on the acquisition, development and commercialization of novel, non-chemotherapy, immune-enhanced combination treatments for patients with solid tumor cancers. We aim to acquire rights to these technologies by licensing the rights or otherwise acquiring an ownership interest in the technologies, funding their research and development and eventually either out-licensing or bringing the technologies to market. Our broad pipeline consists of fully-human, immuno-oncology and checkpoint inhibitor antibodies licensed from the Dana-Farber Cancer Institute (“Dana-Farber”) that target programmed death-ligand 1 (“PD-L1”); glucocorticoid-induced TNFR-related protein (“GITR”); and carbonic anhydrase IX (“CAIX”). We commenced a Phase 1 clinical study for our anti-PD-L1 antibody in October 2017, and our anti-GITR and anti-CAIX antibodies are in preclinical development. In addition, we are developing three oral, small-molecule, targeted anti-cancer agents that inhibit epidermal growth-factor receptor (“EGFR”) mutations, the bromodomain and extra-terminal (“BET”) protein BRD4, and poly (ADP-ribose) polymerase (“PARP”). We submitted an investigational new drug (“IND”) application to the U.S. Food and Drug Administration (“FDA”) for our EGFR inhibitor, CK-101, which was accepted in August 2016, and in September 2016 we dosed the first patient in a Phase 1/2 clinical trial. The Phase 1 portion of the study is evaluating the safety and tolerability of ascending doses of CK-101 in patients with advanced solid tumors to determine the maximum tolerated dose and / or recommended dose for the Phase 2 portion of the study. The Phase 2 portion will evaluate the safety and efficacy of CK-101 in patients with EGFR T790M mutation-positive non-small cell lung cancer (“NSCLC”). In September 2017, we received Orphan Drug Designation for the treatment of EGFR mutation-positive NSCLC. Our BET inhibitor is in preclinical development. We are currently developing a clinical program for our PARP inhibitor. We will also seek to expand our pipeline to create additional proprietary combination therapies that leverage the immune system and complimentary mechanisms. We have also entered into various collaboration agreements with TG Therapeutics, Inc. (“TGTX”), a related party, to develop and commercialize certain assets in connection with our licenses in the field of hematological malignancies, while we retain the right to develop and commercialize these assets in solid tumors. To date, we have not received approval for the sale of any product candidate in any market and, therefore, have not generated any product sales from any product candidates. In addition, we have incurred substantial operating losses since our inception, and expect to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of September 30, 2017, we have an accumulated deficit of  $53.1 million.

We are a majority controlled subsidiary of Fortress Biotech, Inc. (“Fortress”).

Our principal executive offices are located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, and our telephone number is 781-652-4500. We maintain a website on the Internet at www.checkpointtx.com and our e-mail address is info@checkpointtx.com. Our Internet website, and the information contained on it, are not to be considered part of this prospectus.

THE OFFERING
Use of proceeds
We intend to use the net proceeds of any offering as set forth in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

We are subject to the information reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the addresses set forth above. We also maintain an Internet site at www.checkpointtx.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

In this prospectus, unless the context suggests otherwise, references to “Checkpoint Therapeutics,” “Checkpoint,” the “Company,” “we,” “us” and “our” refer to Checkpoint Therapeutics, Inc.

This prospectus is part of a “shelf” registration statement that we filed with the SEC. By using a shelf registration statement, we may sell our securities, as described in this prospectus, from time to time in one or more offerings. We may use the shelf registration statement to offer and sell securities described in this prospectus. Each time we sell securities, we will provide a prospectus or prospectus supplement to this prospectus that contains specific information about the terms of such offering. The prospectus or prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information incorporated into this prospectus or described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus or prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only, or when such document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since the relevant date.

Neither we, nor any of our officers, directors, agents or representatives or underwriters, make any representation to you about the legality of an investment. You should not interpret the contents of this prospectus, any prospectus supplement, or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus or prospectus supplement that more fully describes the terms of the offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

a)	Our Annual Report on Form 10-K for the year ended December 31, 2016;

b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

c)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017;

d)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017;

e)	Our Current Reports on Form 8-K filed with the SEC on January 6, 2017, June 20, 2017, June 27, 2017 and October 5, 2017;

f)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2017; and

g)	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 22, 2017.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Description Of Capital Stock

The following description summarizes the material terms of Checkpoint capital stock as of the date of this registration statement. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and to the provisions of applicable Delaware law.

Our common stock is traded on The Nasdaq Capital Market, or the Exchange, under the symbol “CKPT.” The last reported sale price of our common stock on November 7, 2017 was $5.50 per share.

The authorized capital stock of Checkpoint consists of 50,000,000 shares of common stock, of which 15,000,000 shares have been designated as Class A common stock. The description of our Class A Common Stock in this item is for information purposes only. All of the Class A common stock has been issued to Fortress. Class A common stock is identical to common stock other than as to voting rights, the election of directors for a definite period, and conversion rights. On any matter presented to our stockholders for their action or consideration at any meeting of our stockholders (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Class A common stock will be entitled to cast for each share of Class A common stock held by such holder as of the record date for determining stockholders entitled to vote on such matter, the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of the shares of outstanding common stock and the denominator of which is the number of shares of outstanding Class A common stock. Thus, the Class A common stock will at all times constitute a voting majority. For a period of ten (10) years from the date of the first issuance of shares of Class A common stock (the “Class A Director Period”), the holders of record of the shares of Class A common stock (or other capital stock or securities issued upon conversion of or in exchange for the Class A common stock), exclusively and as a separate class, will be entitled to appoint or elect the majority of the directors of Checkpoint (the “Class A Directors”). Finally, each share of Class A common stock is convertible, at the option of the holder, into one fully paid and nonassessable share of common stock (the “Conversion Ratio”), subject to certain adjustments.

If Checkpoint at any time effects a subdivision of the outstanding common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) by any stock split, stock dividend, recapitalization or otherwise, the applicable Conversion Ratio in effect immediately before that subdivision will be proportionately decreased so that the number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) issuable on conversion of each share of Class A common stock will be increased in proportion to such increase in the aggregate number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) outstanding. If Checkpoint at any time combines the outstanding shares of common stock, the applicable Conversion Ratio in effect immediately before the combination will be proportionately increased so that the number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) issuable on conversion of each share of Class A common stock will be decreased in proportion to such decrease in the aggregate number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) outstanding. Additionally, if any reorganization, recapitalization, reclassification, consolidation or merger involving Checkpoint occurs in which the common stock (but not the Class A common stock) is converted into or exchanged for securities, cash or other property (other than a transaction involving the subdivision or combination of the common stock), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Class A common stock becomes convertible into the kind and amount of securities, cash or other property which such Class A Stockholder would have been entitled to receive had he or she converted the Class A Shares immediately before said transaction. In such case, appropriate adjustment (as determined in good faith by the Board of Directors of Checkpoint) will be made in the application of the provisions of Checkpoint’s Amended and Restated Certificate of Incorporation relating the subdivision or combination of the common stock with respect to the rights and interests thereafter of the holders of the Class A common stock, such that the provisions set forth in of Checkpoint’s Amended and Restated Certificate of Incorporation relating to the subdivision or combination of the common stock (including the provisions with respect to changes in and other adjustments of the applicable Conversion Ratio) will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Class A common stock. Checkpoint is not authorized to issue preferred stock.

Other features of our common stock include:

•	Dividend Rights. The holders of outstanding shares of our common stock, including Class A common stock, are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. All dividends are non-cumulative.

•	Voting Rights. The holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors, except as to the Class A Directors during the Class A Director Period. Our certificate of incorporation and bylaws do not provide for cumulative voting rights.

•	No Preemptive or Similar Rights. The holders of our common stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

•	Right to Receive Liquidation Distributions. Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock, including Class A common stock, outstanding at that time after payment of other claims of creditors, if any.

•	Fully Paid and Non-Assessable. All of the outstanding shares of our common stock, including Class A common stock, are, and the shares of our common stock to be issued pursuant to this offering will be, duly issued, fully paid and non-assessable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee. We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

•	title and aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	applicable subordination provisions, if any;

•	provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;

•	percentage or percentages of principal amount at which the debt securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	whether interest on the debt securities will be payable in cash or additional debt securities of the same series;

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

•	redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•	where the debt securities may be presented for registration of transfer, exchange or conversion;

•	the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;

•	securities exchange(s) on which the debt securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	extent to which a secondary market for the debt securities is expected to develop;

•	provisions relating to defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	any restrictions or conditions on the transferability of the debt securities;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•	whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of  $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue, in one more series, units comprised of shares of our common stock, warrants to purchase common stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described herein; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, warrants and/or debt securities.

Plan Of Distribution

We may sell the securities covered in this prospectus in any of three ways (or in any combination):

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them; and

•	the public offering price of the common stock and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Legal Matters

Certain legal matters will be passed upon for us by Alston & Bird LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The balance sheet of Checkpoint Therapeutics, Inc. as of December 31, 2016 and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2016 have been audited by BDO USA, LLP, independent registered public accounting firm, as stated in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheet of Checkpoint Therapeutics, Inc. as of December 31, 2015 and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2015, and for the period from November 10, 2014 (inception) to December 31, 2014 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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Checkpoint Therapeutics, Inc.

Common Stock

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Prospectus Supplement

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H.C. Wainwright & Co.

                                                    , 2020